UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2019

QUANEX BUILDING PRODUCTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33913	26-1561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (731) 961-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, Quanex Building Products Corporation (the “Company”) terminated, without Cause (as such term is defined in Mr. Korb’s Severance Agreement, the form of which is filed with the SEC as Exhibit 10.5 of Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on February 14, 2008), the employment of Brent L. Korb as Senior Vice President – Finance and Chief Financial Officer effective immediately. Mr. Korb had been serving as the Company’s principal financial officer and principal accounting officer. Mr. Korb will receive severance benefits pursuant to the terms of his Severance Agreement, as amended on the Company’s Form 8K filed with the SEC on July 21, 2008, and as more fully described in the Company’s Proxy Statement on Schedule 14A filed on February 27, 2019.

On June 7, 2019, the Company appointed Scott M. Zuehlke as the Company’s interim Chief Financial Officer effective immediately to replace Mr. Korb. The Company has launched an executive search for its permanent Chief Financial Officer, and Mr. Zuehlke is expected to serve as the Company’s interim Chief Financial Officer until the Company has made such permanent appointment. Mr. Zuehlke has served as the Company’s Vice President – Investor Relations and Treasurer since 2016 and will continue to serve in such role. Prior to joining the Company, Mr. Zuehlke served as Vice President, Investor Relations for Halcón Resources from 2011 to 2016. In his role at Halcón, Mr. Zuehlke was responsible for leading and managing the investor relations function and acting as the primary contact to the investment community. Halcón is an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich assets in the United States.

In connection with his appointment as interim Chief Financial Officer, Mr. Zuehlke will receive a grant of restricted stock units of the Company with a fair value equal to $75,000 pursuant to the Company’s Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended. The restricted stock units will cliff vest as of the date that is eighteen (18) months following the grant date, with service and continued employment as the only vesting criteria. Once the vesting criteria is met, each restricted stock unit is payable to Mr. Zuehlke in cash based on the market value of one share of the Company’s common stock on the date of vesting.

On June 7, 2019, the Company issued a press release announcing Mr. Korb’s termination and the Company’s appointment of Mr. Zuehlke as the Company’s interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.    The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: June 7, 2019	By:	/S/ KEVIN P. DELANEY
Kevin P. Delaney
Senior Vice President – General Counsel and Secretary

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